UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Innovation Centre #1 3998 FAU Boulevard, Suite 309 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

Effective June 22, 2020 (the "Effective Date"), Banjo & Matilda, Inc. (the "Company") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its newly formed, wholly-owned subsidiary, Xeriant, Inc., a Nevada corporation (“MergerSub”), pursuant to which MergerSub merged with and into the Company, with the Company as the surviving corporation. On the Effective Date,, the separate existence of MergerSub ceased.

As permitted by Chapter 92A.180 of the Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company’s name. Upon the filing of the Articles of Merger with the Secretary of State of Nevada to effect the merger which occurred on the Effective Date, the Company’s articles of incorporation were deemed amended to change the Company’s name to “Xeriant, Inc.” In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Company made the name change in order to reflect the revised focus of the Company’s operations.

The Company’s common stock will temporarily remain listed for quotation on the OTC Markets under the current symbol “BANJ” until a new symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA).

A copy of the Articles of Merger is attached as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

3.1	Articles of Merger as filed with the Nevada Secretary of State

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANJO & MATILDA, INC.

Date: June 22, 2020	By:	/s/ KEITH DUFFY
Keith Duffy,
Chief Financial Officer

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